SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2004

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Maiden Lane, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On August 19, 2004, we completed an acquisition of a Class A office property from 1000 Milwaukee Avenue Owner Corp., an unaffiliated third party for cash of $85.8 million. The purchase price was determined through arms-length negotiations. The seven-story building, located in Glenview, Illinois, includes 416,209 square feet of office space on 33 acres of land.

We financed this acquisition with proceeds from our warehouse facility with Wachovia Bank, N.A.

The property is net leased to Aon Corporation (“Aon”), which is rated A- and Baa2 by Standard & Poor’s and Moody’s, respectively. Aon has approximately 13 years remaining on the lease. Since this property is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, management believes that the financial condition and results of operations of the lessee, Aon, is more relevant to investors than financial statements of the property acquired.

Aon currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Aon is taken from its previously filed public reports:

	For the Six Months Ended		For the Fiscal Year Ended

	6/30/2004	6/30/2003	12/31/2003	12/31/2002	12/31/2001

	(unaudited) (in millions)		(audited) (in millions)
Consolidated Statement of Income
Total Revenue	$5,110	$4,776	$9,810	$8,807	$7,651
Income from Continuing Operations before Income Tax and Minority Interest	$580	$529	$1,110	$824	$368
Net Income	$343	$298	$628	$466	$147

	As of	As of the Fiscal Year Ended

	6/30/2004	12/31/2003	12/31/2002

	(unaudited) (in millions)	(audited) (in millions)
Consolidated Statement of Financial Position
Total Assets	$27,770	$27,027	$25,334
Long-term Debt	$2,000	$2,095	$1,671
Stockholders’ Equity	$4,717	$4,498	$3,895

For more detailed financial information regarding Aon, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

Item 9.01.   Financial Statements and Exhibits.

(b)    Pro forma financial information.

To be filed by amendment as soon as practicable, but not later than 60 days after the date that the initial report on Form 8-K must be filed.

(c)    Exhibits.

Exhibit	Description

10.1	Agreement of Purchase and Sale, dated July 15, 2004, between the Company and 1000 Milwaukee Avenue Owner Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

Date: September 3, 2004	By:	/s/ Shawn P. Seale

Shawn P. Seale Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement of Purchase and Sale, dated July 15, 2004, between the Company and 1000 Milwaukee Avenue Owner Corp.